Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 14, 2020, between electroCore, Inc., a Delaware corporation (the “Company”), and Dentons U.S. LLP (“Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 promulgated thereunder, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Accrued Fees” shall mean the aggregate unpaid fees due Dentons by the Company through April 30, 2020 represented by the invoice numbers set forth on Annex A hereto, which Accrued Fees total.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the parties thereto and all conditions precedent to the Company’s obligations to deliver the Shares have been satisfied or waived, but in no event later than the second (2nd) Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Per Share Purchase Price” equals $0.99, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to the Closing Date.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement and all other material incorporated by reference in such prospectus.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.5.

“Registrable Securities” means the Shares issued at Closing. Notwithstanding the foregoing, the Shares shall cease to be Registrable Securities for all purpose hereunder upon the earlier to occur of the following: (A) the sale by any Person of such Shares to the public either pursuant to a registration statement under the Securities Act or Rule 144 (in which case, only such Shares sold shall cease to be Registrable Securities) or (B) such Shares become eligible for sale by non-affiliates without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as determined in good faith by the Company.

114715764.4

“Registration Statement” means a shelf registration statement of the Company that covers the Registrable Securities pursuant to the provisions of this Agreement to be filed with the Commission under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(f).

“Shares” means the shares of Common Stock issued or issuable to Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subscription Amount” means $1,548,701.

“Subsidiary” means any subsidiary of the Company as set forth on Exhibit 21.1 to the Annual Report on Form 10-K filed with the Commission on March 30, 2020.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Broadridge Corporate Issuer Solutions, Inc., the current transfer agent of the Company, with a mailing address of 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania 19103, and any successor transfer agent of the Company.

114715764.4

ARTICLE II.
PURCHASE AND SALE

2.1Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, an aggregate number of shares of Common Stock equal to the Subscription Amount divided by the Per Share Purchase Price (the “Shares”).  The Company and Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of the Company or such other location as the parties shall mutually agree.

2.2Deliveries; Satisfaction of Accrued Fees; Credit.

(a)On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Purchaser the following:

(i)this Agreement duly executed by the Company; and

(ii)a copy of irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver the Shares in book entry form registered in the name of Purchaser.

(b)On or prior to the Closing Date, Purchaser shall deliver or cause to be delivered to the Company this Agreement duly executed by Purchaser.

(c)As soon as is practicable after the Closing Date, the Company will deliver to Purchaser by wire transfer $250,000.

(d)Upon receipt by Purchaser of the Shares pursuant to subsection (b) above and the payment of the amount set forth in subsection (c) above, (i) the Accrued Fees shall be deemed paid and satisfied in full, and (ii) Purchaser shall credit the Company with $150,000 toward future legal fees.

2.3Closing Conditions.

(a)The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

114715764.4

(iii)the delivery by Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)The obligations of Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii)the delivery by the Company of the items set forth in Section 2.2(a) and (c) of this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1Representations and Warranties of the Company.  Except as set forth in the SEC Reports, which SEC Reports shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the SEC Reports, the Company hereby makes the following representations and warranties to Purchaser:

(b)Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (if a good standing concept exists in such jurisdiction), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in material violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary (if a good standing concept exists in such jurisdiction), except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”); provided, however, that in no event shall any of the following individually or taken together, be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred or could be reasonably expected to occur: (i) any change in the

114715764.4

Company’s stock price or trading volume on the Trading Market, (ii) any failure by the Company to meet internal or analyst revenue, earnings or other financial projections or expectations for any period, (iii) any effect that results from changes affecting the industry in which the Company operates, or the United States economy generally, or any effect that results from changes affecting general worldwide economic or United States or global capital market conditions, (iv) any effect caused by the announcement of the transactions contemplated by this Agreement or the other Transaction Documents, or the identity of the Purchaser or any of its Affiliates as the Purchaser in connection with the transactions contemplated by this Agreement, (v) political conditions, including acts of war or terrorism or natural disasters or any pandemic or epidemic, including COVID-19, (vi) any action taken or omitted to be taken by the Company at the written request or with the prior written consent of the Purchaser, or (vii) changes in any law, rule, regulation, order, judgment, injunction, decree or other binding directive issued by any governmental, judicial or self-regulatory entity or interpretations or enforcement thereof. No Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary

114715764.4

debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) application(s) to each applicable Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, and (iii) if applicable, the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)Issuance of the Shares.  The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

(g)SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes

114715764.4

required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h)Acknowledgment Regarding Purchaser’s Purchase of Shares.  The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to Purchaser’s purchase of the Shares.  The Company further represents to Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(i)No Disqualification Events. With respect to the Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, or, to the knowledge of the Company, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.

3.2Representations and Warranties of the Purchaser.  Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)Organization; Authority.  Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of Purchaser.  Each Transaction Document to which it is a party has

114715764.4

been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)Understandings or Arrangements.  Purchaser is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws).  Specifically, Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any other applicable state securities law.

(c)Purchaser Status.  At the time Purchaser was offered the Shares, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)Experience of Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e)Access to Information. Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)Confidentiality.  Other than to Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)No General Solicitation. Purchaser is not purchasing the Shares as a result of any registration statement, advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over

114715764.4

television or radio or presented ay any seminar or any other general solicitation or general advertisement.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1Removal of Legends.

(a)The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement with a current prospectus, or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel at the expense of the transferor, selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)The Purchaser agrees, so long as is required by this Section 4.1, book entry notations evidencing the Shares shall bear a restrictive legend, substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE DISTRIBUTED OR TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY AND DEPOSITARY HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EACH OF THEM THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT.

(c)The book entry ledger of the transfer agent evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement with a current prospectus covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (“Effective Date”). The Company shall cause its counsel to issue a legal opinion to the transfer agent promptly after the Effective Date if required by the transfer agent to effect the removal of the legend hereunder. If such Shares may be sold under Rule 144 without limitation or restriction and the Company is then in compliance with the current public information required under Rule 144, or if the Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the

114715764.4

Commission) then such Shares shall be issued free of all legends. The Company agrees that following the Effective Date and at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by Purchaser to the Company or the transfer agent of a certificate representing Shares or book entry position representing the shares, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to Purchaser a certificate or book entry position representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Shares subject to legend removal hereunder shall be transmitted by the transfer agent to Purchaser by crediting the account of Purchaser’s prime broker with the Depository Trust Company System as directed by Purchaser. “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Shares as in effect on the date of delivery of a certificate representing the Shares.

4.2Furnishing of Information.

(a)Until the earlier of (i) the date that Purchaser no longer owns any shares or (ii) the two year anniversary of the Closing Date, the Company shall use reasonable efforts to timely file all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act; provided, however that this covenant shall not prevent a sale, merger or similar transaction involving the Company.

4.3Integration.  The Company shall use reasonable efforts not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4Securities Laws Disclosure; Publicity.  The Company, if required under applicable rules, shall file a Current Report on Form 8-K (or other appropriate form under the Exchange Act), including this Agreement as an exhibit thereto, with the Commission within the time required by the Exchange Act.

4.5Indemnification of Purchaser.   Subject to the provisions of this Section 4.5, the Company will indemnify and hold Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs

114715764.4

and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel to the Company, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.6Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares on such Trading Market and promptly secure the listing of all of the Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

114715764.4

4.7Form D; Blue Sky Filings.  The Company agrees, if required by applicable law or rules, to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of Purchaser.

4.8Certain Transactions and Confidentiality. Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Current Report on Form 8-K as described in Section 4.4.  Purchaser covenants that so long as the Purchaser holds any Shares purchased pursuant to this Agreement, Purchaser shall not engage in Short Sales of the Company’s securities.  Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Current Report on Form 8-K as described in Section 4.4, Purchaser will maintain the confidentiality of the existence and terms of this transaction.

4.9Registration Statement.

(a)The Company shall use commercially reasonable efforts to file a Registration Statement on Form S-3 (or any successor to Form S-3) or if the Company is not eligible to use Form S-3 a shelf registration on Form S-1 (or any successor to Form S-1) as soon as is practicable after the date hereof covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, this period shall be tolled during any period in which the Company, in good faith, relies on the conditional relief set forth in Release No. 34-88465 published by the Commission on March 25, 2020 (the “Order”) and/or any subsequent order or release further modifying, amending, replacing, or extending the Order. Purchaser shall reasonably cooperate in connection with the process of registering the Shares under any Registration Statement and provide any information reasonably requested by the Company in connection therewith, including for use in the Registration Statement.

(b)The Company shall use commercially reasonable efforts to have any Registration Statement declared effective as soon as practicable, and shall use its commercially reasonable efforts to keep any such Registration Statement continuously effective under the Securities Act until the earlier of (i) such time as all of the Registrable Securities covered by such Registration Statement have been sold by the Persons holding such Registrable Securities or (ii) the date that all Registrable Securities covered by such Registration Statement may be sold by non-affiliates without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as determined in good faith by the Company. The Company shall use commercially reasonable efforts to have any such Registration Statement declared effective under the Securities Act no later than (A) 15 days following the filing of the Registration Statement in the event of a “no review” by the Commission, (B) the 60th day following the filing of the Registration Statement in the event of a “limited review” by the Commission, or (C) the 120th  day following the filing of the Registration Statement in the event of a “full review” by the Commission (the number of days in (A), (B), and (C) each being a “Review Period” depending on the nature of the Commission’s review, and provided, for any days during the period following the initial filing of the Registration

114715764.4

Statement and prior to the effectiveness of the Registration Statement that the Commission is unable to review or declare effective registration statements filed with the Commission due to a shutdown or partial shutdown of the U.S. government (such days, the “Toll Days”), the applicable number of days in such Review Period shall be extended by the number of Toll Days). The Company shall notify Purchaser by facsimile or e-mail as promptly as practicable after any Registration Statement is declared effective and shall simultaneously provide the Purchaser with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(c)The Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Agreement in the event the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (a “Permitted Delay”); provided that the Company shall promptly (a) notify Purchaser in writing of the commencement of and the reasons for any Permitted Delay, (b) advise the Purchaser in writing to cease all sales under the Registration Statement until the end of the Permitted Delay, and (c) use commercially reasonable efforts to terminate a Permitted Delay as soon as practicable.

(d)Purchaser may not assign its rights under this Section 4.9 unless such assignment is approved in writing by the Company, in the Company’s sole discretion.

ARTICLE V.
MISCELLANEOUS

5.1Termination.  This Agreement may be terminated by Purchaser if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to Purchaser.

114715764.4

5.3Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd)Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.5Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger or operation of law).  Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to Purchaser.

5.8No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5.

114715764.4

5.9Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware. Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. The parties further agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any Proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such Proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that party may now or hereafter have to the laying of the venue of any such Proceeding in any such Chosen Court or that any such Proceeding brought in any such Chosen Court has been brought in an inconvenient or improper forum. The parties further covenant not to bring a Proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court. Process in any such Proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.4 shall be deemed effective service of process on such party. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.10Survival.  The representations and warranties contained herein shall survive the Closing for a period ending on the one-year anniversary of the Closing Date.

5.11Execution.  This Agreement may be executed in multiple counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or

114715764.4

substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.14Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15Payment Set Aside.  To the extent that the Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16Saturdays, Sundays, Holidays, etc.If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.17Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

114715764.4

5.18Transactions With Counsel.Purchaser acts as counsel to the Company on certain matters and hereby advises the Company that certain rules of professional conduct require that the terms of this transaction be fair and reasonable to the Company and be fully disclosed and transmitted to the Company, and that this Agreement and prior correspondence relating hereto are intended to satisfy that requirement.  The Company acknowledges that it has been advised, and provided with the reasonable opportunity, to seek the advice of independent counsel (which may include in-house counsel such as its Chief Compliance Officer) with respect to the transactions contemplated hereunder, and the Company, by signing below, provides its informed consent to the essential terms of the transactions contemplated hereunder and that Purchaser is not acting as counsel to the Company in this transaction.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ELECTROCORE, INC.	Address for Notice:
By:/s/ Daniel Goldberger Name: Daniel Goldberger Title: Chief Executive Officer	electroCore, Inc. 150 Allen Road, Suite 201 Basking Ridge, NJ 07920 Attention: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

114715764.4

[PURCHASER SIGNATURE PAGES TO ECOR SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its respective authorized signatory as of the date first indicated above.

Name of Purchaser: Dentons U.S. LLP

Signature of Purchaser or Authorized Signatory: /s/ John L. Cleary II

Name of Authorized Signatory (if applicable): John L. Cleary II

Title of Purchaser or Authorized Signatory: Partner

Email Address of Purchaser or Authorized Signatory: john.cleary@dentons.com

Facsimile Number of Purchaser or Authorized Signatory: (973) 912-7199

Address for Notice to Purchaser:101 JFK Parkway, 4th Floor

c/o Dentons U.S. LLP

Short Hills, NJ 07078

Shares Issued to Purchaser:

Shares:  1,564,345

EIN Number (if applicable):

[SIGNATURE PAGES CONTINUE]

114715764.4